                                IMAX CORPORATION
                                  Exhibit 32.1

                                 CERTIFICATIONS
           PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
            (SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF
                          TITLE 18, UNITED STATES CODE)


         Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of section 1350, chapter 63 of title 18, United States Code), I, Bradley J. Wechsler, Co-Chief Executive Officer of IMAX Corporation, a Canadian corporation (the "Company"), hereby certify, to my knowledge, that:

         The Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002 (the "Form 10-K/A") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: February 27, 2004                               "Bradley J. Wechsler"
                                                     ---------------------------
                                                     Bradley J. Wechsler
                                                     Co-Chief Executive Officer